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                                                                     Exhibit 5.1

                      Opinion of McCausland, Keen & Buckman



                                   LAW OFFICES
MELVIN J. BUCKMAN          McCAUSLAND, KEEN & BUCKMAN
McKINLEY C. McADOO                  RADNOR COURT
ROBERT H. YOUNG, JR                  SUITE 160
CAROL A. CINOTTI          259 NORTH RADNOR-CHESTER ROAD
JAMES G. LOGUE                  RADNOR, PA 19087-5240
ALAN N. ESCOTT                      610-341-1000
GLENN S. GITOMER               TELECOPIER 610-341-1099
NANCY D. WEISBERG
MARC S. MASER
STEPHAN K. PAHIDES
JANEEN O. DOUGHERTY
AMY E. DARLINGTON
TERESA REID

                                February 16, 2000


Neoware Systems, Inc.
400 Feheley Drive
King of Prussia, Pennsylvania 19087

         Re:   Neoware Systems, Inc./Registration Statement on Form S-3MEF
               -----------------------------------------------------------
Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by Neoware Systems, Inc., a Delaware corporation (the "Company") of an abbreviated registration statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on February 16, 2000, covering the issuance of an additional 400,000 shares (the "Shares") of the Company's common stock upon exercise of the Company's redeemable common stock purchase warrants (the "Warrants").

         In connection with this opinion, we have examined the Registration Statement and related Prospectus incorporated by reference therein, the Company's Certificate of Incorporation and Bylaws, each as amended and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of, and upon exercise of, the Warrants, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                           Sincerely,

                                           McCAUSLAND, KEEN & BUCKMAN


                                           By: /S/NANCY D. WEISBERG
                                               ---------------------------------
                                               Nancy D. Weisberg, Vice President